UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 1, 2018

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia	24011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On October 1, 2018, HomeTown Bankshares Corporation (“HomeTown”) and American National Bankshares Inc. (“American National”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which HomeTown will merge with and into American National (the “Merger”).  American National will be the surviving corporation in the Merger.  The Merger Agreement was approved by the Boards of Directors of both companies.

As a result of the Merger, the holders of shares of HomeTown common stock will receive 0.4150 shares of American National common stock for each share of HomeTown common stock held immediately prior to the Merger.  Each share of American National common stock outstanding immediately prior to the Merger will continue to be outstanding after the Merger.  Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding HomeTown stock option granted under a HomeTown stock plan, whether vested or unvested as of the date of the Merger, will convert into an option to purchase shares of American National common stock adjusted based on the 0.4150 exchange ratio. Each restricted stock award granted under a HomeTown stock plan that is unvested and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive shares of HomeTown common stock based on the 0.4150 exchange ratio.

It is expected that immediately following the Merger, HomeTown Bank, HomeTown’s wholly-owned bank subsidiary, will merge with and into American National Bank and Trust Company (“American National Bank”), American National’s wholly-owned bank subsidiary.  The Virginia banking headquarters of American National Bank will be located in Roanoke, Virginia and the North Carolina banking headquarters of American National Bank will be located in Greensboro, North Carolina. The corporate headquarters of American National will continue to be in Danville, Virginia and the main office of American National Bank will continue to be in Danville, Virginia after the Merger.

Following the Merger, two current directors of HomeTown, Nancy H. Agee and Susan K. Still, and one current director of HomeTown Bank, Kenneth S. Bowling, will be appointed to the Boards of Directors of American National and American National Bank, subject to prior approval of American National’s Corporate Governance and Nominating Committee. Ms. Agee and Mr. Bowling will be appointed to American National’s Board at the effective time of the Merger. Ms. Still will be nominated for election to American National’s Board at American National’s 2019 annual meeting to fill a retiring director vacancy and will have Board observer rights prior to the meeting. Ms. Agee, Mr. Bowling and Ms. Still will each be appointed to American National Bank’s Board at the effective time of the merger of the bank subsidiaries.  The executive officers and directors of American National and American National Bank will otherwise remain unchanged as a result of the Merger.

In the Merger Agreement, each of HomeTown and American National has made customary representations, warranties and covenants.  The completion of the Merger is subject to various closing conditions, including obtaining the requisite approval of HomeTown’s and American’s respective shareholders and receiving certain regulatory approvals.

Pursuant to the Merger Agreement, HomeTown has agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, to enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.  The Merger Agreement includes customary termination provisions, including that HomeTown may be required to pay American National a termination fee upon termination of the Merger Agreement under specified circumstances.

In connection with the Merger Agreement, each of HomeTown’s directors and executive officers entered into an agreement with American National and HomeTown pursuant to which such individuals, in their capacities as shareholders of HomeTown and except in certain circumstances, have agreed to vote their respective shares of HomeTown common stock in favor of the Merger Agreement and the Merger. All of the directors of HomeTown have also entered into noncompetition agreements with American National. The forms of the affiliate agreement and the noncompetition agreement are included as exhibits to the Merger Agreement and are incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding the terms of the Merger and is not intended to provide any other financial information about American National, HomeTown or their respective subsidiaries.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of HomeTown and American National; may be subject to limitations and qualifications agreed upon by HomeTown and American National, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between HomeTown and American National instead of establishing these matters as facts; may be limited to the knowledge of specified officers of HomeTown and American National; and may be subject to standards of materiality applicable to HomeTown and American National that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of HomeTown or American National or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by American National and HomeTown.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, American National will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of American National common stock to be issued to the shareholders of HomeTown. The registration statement will include a joint proxy statement/prospectus, which will be sent to the shareholders of HomeTown and American National seeking their approval of the merger. In addition, each of HomeTown and American National may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN NATIONAL, HOMETOWN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when they become available, also may be obtained by directing a request by telephone or mail to HomeTown Bankshares Corporation, 202 South Jefferson Street, Roanoke, Virginia 24011, Attention: Investor Relations (telephone: (540) 345-6000) or to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or by accessing HomeTown’s website at ww.hometownbank.com under “Investors – Investor Relations – SEC Filings” or American National’s website at www.amnb.com under “Investors – Financial Documents – Documents/Filings.” The information on HomeTown’s and American National’s websites is not, and shall not be deemed to be, a part of this Current Report or incorporated into other filings either company makes with the SEC.

HomeTown, American National and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of HomeTown and American National in connection with the merger. Information about the directors and executive officers of HomeTown is set forth in the proxy statement for HomeTown’s 2018 annual meeting of shareholders filed with the SEC on April 5, 2018. Information about the directors and executive officers of American National is set forth in the proxy statement for American National’s 2018 annual meeting of shareholders filed with the SEC on April 12, 2018. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Statements made in this Current Report and in the documents incorporated herein by reference, other than statements concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this Current Report and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of HomeTown and American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of each of HomeTown and American National and the resulting company, include but are not limited to: (1) the businesses of HomeTown and/or American National may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (7) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in the companies’ respective market areas; (8) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (9) accounting principles, policies, and guidelines; and (10) other risk factors detailed from time to time in filings made by HomeTown and American National with the SEC. HomeTown and American National undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01         Financial Statements and Exhibits.

 (d)        Exhibits:

The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated October 1, 2018, between American National Bankshares Inc. and HomeTown Bankshares Corporation. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HomeTown Bankshares Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION (Registrant)

Date: October 5, 2018	By:	/s/ Vance W. Adkins
Executive Vice President and Chief Financial Officer

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